Exhibit 10.3

PAN AMERICAN GOLDFIELDS LTD.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of June 24, 2013 (the “Effective Date”) between Neil Maedel (the “Consultant”), and Pan American Goldfields Ltd. (the “Company”).  The parties hereby agree as follows:

1.                                      Scope of Consulting Services.  Consultant shall provide to the Company general advice and input regarding shareholder relations, corporate structure and business development (the “Advisory Services”), solely upon the request of the Board of Directors.  The Company shall have the right to identify Consultant as an advisor to the Board of Directors.

2.                                      Compensation.  Subject to the terms of this Agreement, the Company shall pay Consultant a fee of $5,000 per month during the Term (as defined below) of this Agreement.  The Company will reimburse Consultant for expenses incurred in connection with this Agreement upon receipt of proper documentation of those expenses from Consultant, provided, however, that Consultant will be reimbursed only for expenses which are incurred prior to termination of this Agreement for any reason and which are approved in advance in writing by the Company.  Consultant will be reimbursed for such fees and expenses no later than thirty (30) days after the Company’s receipt of Consultant’s invoice, provided that reimbursement for expenses may be delayed until such time as Consultant has furnished such documentation for authorized expenses as the Company may reasonably request.  Consultant acknowledges that he is due no other compensation of any kind from the Company for services rendered to the Company prior to the date of this Agreement, however the parties have separately entered into a Stock Issuance Agreement dated as of June 24, 2013.

3.                                      Independent Contractor Relationship.  Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship.  Consultant will not be entitled to any of the benefits that the Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits.  Consultant is not authorized to make any representation, contract or commitment on behalf of the Company unless specifically requested or authorized in writing to do so by the Company.  Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services under this Agreement.  Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement.  No part of Consultant’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

4.                                      Information; Rights.  The Company will use its best efforts to advise Consultant in advance if the Company intends to provide Consultant with information that may be reasonably be construed as confidential information.  In the event, Consultant shall have the opportunity to decline to receive such information.

5.                                      Confidentiality.  “Confidential Information” means any information related to the Company’s business and current, future and proposed technology, products and services.  Except as permitted in this Section, Consultant shall not use, disseminate or in any way disclose the Confidential Information.  Consultant may use the Confidential Information solely to provide advice and input to the

Company hereunder.  Consultant shall immediately give notice to the Company of any unauthorized use or disclosure of the Confidential Information.  Consultant shall assist the Company in remedying any such unauthorized use or disclosure of the Confidential Information.  Consultant agrees not to communicate any information to the Company in violation of the proprietary rights of any third party

6.                                      Ownership and Return of Confidential Information and Company Property.  All Confidential Information and any materials furnished to Consultant by the Company hereunder (the “Company Property”), are the sole and exclusive property of the Company or the Company’s suppliers or customers.  Upon the earlier of (i) five (5) days after any request by the Company or (ii) the termination of this Agreement for any reason, Consultant shall use his reasonable best efforts to destroy or deliver to the Company, at the Company’s option, (a) all Company Property and (b) all materials in Consultant’s possession or control that contain or disclose any Confidential Information.

7.                                      Term and Termination.  This Agreement is effective as of the Effective Date set forth above and will terminate on December 31, 2013 unless terminated earlier as set forth below (the “Term”).  The Company may terminate this Agreement upon a failure of Consultant to cure a breach by Consultant of Sections 4 through 6 upon thirty (30) days’ written notice.  The rights and obligations contained in this Section and Sections 4 through 6 will survive any termination or expiration of this Agreement.

8.                                      General Provisions.

8.1                               Successors and Assigns.  Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without the Company’s prior written consent.  Subject to the foregoing, this Agreement will be for the benefit of the Company’s successors and assigns, and will be binding on Consultant’s assignees.

8.2                               Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated:  (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt.  Notice shall be sent to the addresses set forth above or to such other address as either party may provide in writing.

8.3                               Non-Disparagement.  The parties each respectively agree that they will not, during or after the term of this Agreement, make any negative, false, or disparaging statements (written or oral) to the  other party’s customers, potential customers, press, or any third party regarding such other  party or such other party’s advice, technology, products or services.

8.4                               Indemnification.  The Company agrees to indemnify and hold harmless the Consultant from and against any third party claims arising out of his services rendered as a consultant to the Company as requested by the Company pursuant to Section 1 of this Agreement.

8.5                               Governing Law; Forum.  This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Delaware, as such laws are applied to agreements entered into and to be performed entirely within Delaware between Delaware residents.  Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Delaware, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in Delaware, such personal jurisdiction shall be nonexclusive.

8.6                               Severability.  If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

8.7                               Waiver; Modification.  If the Company waives any term, provision or Consultant’s breach of this Agreement, such waiver shall not be effective unless it is in writing and signed by the Company.  No waiver by a party of a breach of this Agreement shall constitute a waiver of any other or subsequent breach by Advisor.  This Agreement may be modified only by mutual written agreement of authorized representatives of the parties.

8.8                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous agreements concerning such subject matter, written or oral.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

PAN AMERICAN GOLDFIELDS LTD.

By:	/s/ Salil Dhaumya	/s/ Neil Maedel
Neil Maedel
Name:	Salil Dhaumya

Title:	Chief Financial Officer

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